Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Greg Eden 508-293-7195 eden_greg@emc.com

EMC REPORTS FIRST QUARTER RESULTS

Revenue Up 35% on Strong Demand for Expanded Product Portfolio,

Impact of Recent Acquisitions

HOPKINTON, Mass. – April 15, 2004 – EMC Corporation (NYSE:EMC) today reported strong, double-digit revenue growth and triple-digit net income growth on a year-to-year basis for the first quarter of 2004.

Total consolidated revenue for EMC’s first quarter was $1.87 billion, 35% higher than the $1.38 billion reported for the first quarter of 2003. Net income for the first quarter of 2004 was $140 million or $.06 per diluted share, including a charge of $.01 per share, primarily related to the January 8, 2004, acquisition of VMware and certain additional restructuring charges. This compares with net income of $35 million or $.02 per diluted share for the first quarter of 2003.

Joe Tucci, EMC’s President and CEO, said, “The first quarter marked EMC’s highest revenue growth rate in nearly three years, measured with or without the inclusion of our recent acquisitions. This accelerating growth, which I believe is among the highest of any major IT supplier, is being fueled by customers around the world embracing EMC technology that saves them money, simplifies their operations and protects their information assets. We are delivering the world’s broadest lineup of storage and information management products and services, all focused on empowering organizations to get the maximum value from their information at every point in the information lifecycle.”

Tucci continued, “EMC’s new software divisions Documentum, LEGATO Software and VMware, also played an important role in the quarter as customers grappled with the explosion of digital content, continued the shift to disk-based recovery solutions and reaped the benefits of virtualized computing resources.”

Global customer demand for EMC’s expanded portfolio of information management and storage systems, software and services resulted in solid, double-digit revenue growth across each of EMC’s businesses in the first quarter. Core EMC revenue, which excludes revenue from Documentum, LEGATO Software and VMware, grew approximately 21% in the first quarter compared to the first quarter of 2003. EMC’s new, independent software divisions performed well during the quarter, with Documentum, LEGATO Software and VMware, on a combined basis, growing their revenue more than 30% compared with the first quarter of 2003. Consolidated international revenue, benefiting from EMC’s continued focus and investment in

Europe, Asia and Latin America, represented 43% of EMC’s first-quarter revenues, compared with 37% for the year-ago quarter.

Bill Teuber, EMC’s Executive Vice President and Chief Financial Officer, said, “EMC finished the first quarter with $6.7 billion in cash and investments, after investing nearly $600 million on the acquisition of VMware and our stock buyback program. In addition to providing EMC with needed agility to react to future opportunities, a portion of these funds will be used to strengthen our new software divisions, deepen our penetration in the commercial market, expand further into promising regions in Asia and Eastern Europe, enhance EMC’s own information infrastructure, and continue to evolve ‘EMC’ into one of the world’s most powerful and recognized technology brands.”

First Quarter Highlights

EMC information storage systems revenue, bolstered by a sweeping wave of first quarter enhancements and innovations across the entire lineup of EMC tiered networked storage platforms, grew 19% compared to the year-ago quarter. Core EMC information storage software revenue increased 26% compared to the same period a year ago. First-quarter software highlights included the introduction of the EMC DatabaseXtender software suite, which monitors database growth and usage and intelligently relocates inactive data to various EMC or non-EMC storage systems. Core EMC services revenue grew 23% compared to the year ago quarter, due to growing demand for information lifecycle management services and an increase in software maintenance revenues. EMC also broadened the global reach of EMC information storage and management products during the quarter by forming new distribution relationships with TechData in the U.S. and Samsung Electronics in Korea.

Documentum, acquired by EMC in December 2003, delivered its sixth consecutive quarter of record revenues and added more than 100 new customers in the first quarter. Documentum announced the first and only complete virtual repository solution enabled in part by technology acquired from Xerox Corporation in March, and two new compliance products to help organizations address regulatory and business requirements. Documentum also successfully demonstrated the mainframe-level performance and scalability of the Documentum 5 ECM platform with a billion-object repository benchmark.

LEGATO Software, acquired by EMC in October 2003, delivered its best first quarter revenues ever and added more than 300 new customers. During the quarter LEGATO improved the heterogeneous storage integration and support of the LEGATO DiskXtender 2000 software and partnered with Microsoft and EMC to develop a joint data consolidation and business continuity solution. Also during the quarter, LEGATO tightened integration between LEGATO DiskXtender and EmailXtender products with EMC Centera and LEGATO NetWorker software with EMC CLARiiON to answer customer need for comprehensive email compliance and backup-to-disk solutions.

VMware, acquired by EMC in January 2004, exceeded revenue expectations during its first quarter as an EMC subsidiary, posting record revenues and triple-digit growth as customers turned to VMware technology to consolidate server and workstation operations. VMware continued to advance the virtualization industry with new releases of its server virtual infrastructure software. Also during the quarter, VMware strengthened its relationship with Dell through a new agreement, evidence that VMware’s value is resonating with partners and their customers.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions, divestitures or business combinations that may be completed after the date hereof. The Business Outlook set forth in EMC’s news release dated January 22, 2004, still represents EMC’s current expectations unless specifically superseded by these statements:

•	Consolidated revenues for the second quarter of 2004 are expected to be between $1.950 billion and $1.975 billion.

•	Diluted earnings per share for the second quarter of 2004 are expected to be $0.08.

•	Gross margins should exceed 50% for 2004.

•	Selling, general and administrative expenses, as a percentage of revenue, should be between 26% to 29% for 2004.

•	Research and development expenses, as a percentage of revenue, should be between 11% to 12% for 2004.

•	Operating income, as a percentage of revenue, should reach the mid-teens by the fourth quarter of 2004.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information storage and management that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies associated with the acquisitions of LEGATO Systems, Inc., Documentum, Inc. and VMware, Inc.; (iv) competitive factors, including but not limited to pricing pressures; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

EMC, Documentum, LEGATO and VMware are registered trademarks and EMC DatabaseXtender, LEGATO DiskXtender and VMware GSX Server 3 are trademarks of EMC Corporation. All other trademarks are the property of their respective owners.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31, 2004	March 31, 2003
Revenues:
Net sales	$1,378,596	$1,050,978
Services	493,033	333,173

	1,871,629	1,384,151

Cost and expenses:
Cost of sales	705,946	613,344
Cost of services	228,014	172,986
Research and development	204,596	180,414
Selling, general and administrative	534,625	384,551
Restructuring and other special charges	28,228	20,523

Operating income	170,220	12,333

Investment income	41,030	53,137
Interest expense	(1,973)	(864)
Other expense, net	(5,777)	(5,710)

Income before taxes	203,500	58,896
Income tax provision	63,695	23,713

Net income	$139,805	$35,183

Net income per weighted average share, basic	$0.06	$0.02

Net income per weighted average share, diluted	$0.06	$0.02

Weighted average shares, basic	2,415,550	2,186,771
Weighted average shares, diluted	2,467,209	2,199,955

As a % of total revenue:
Gross margin	50.1%	43.2%
Selling, general and administrative	28.6%	27.8%
Research and development	10.9%	13.0%
Operating income	9.1%	0.9%
Net income	7.5%	2.5%

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,513,441	$1,869,426
Short-term investments	981,298	928,248
Accounts and notes receivable, less allowance for doubtful accounts of $41,946 and $39,482	994,407	952,421
Inventories	545,502	514,015
Deferred income taxes	276,819	271,746
Other current assets	127,335	151,448

Total current assets	4,438,802	4,687,304
Long-term investments	4,190,285	4,109,911
Property, plant and equipment, net	1,593,939	1,610,182
Intangible assets, net	562,908	475,295
Other assets, net	457,462	426,472
Goodwill, net	3,225,283	2,711,677
Deferred income taxes	33,582	72,019

Total assets	$14,502,261	$14,092,860

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and current portion of long-term obligations	$4,212	$7,104
Accounts payable	439,857	414,251
Accrued expenses	964,754	1,009,696
Income taxes payable	448,307	436,434
Deferred revenue	839,685	679,044

Total current liabilities	2,696,815	2,546,529
Deferred revenue	513,171	451,296
Long-term convertible debt	129,587	129,966
Other liabilities	84,286	80,348
Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,485,292 and 2,476,821 shares	24,853	24,768
Additional paid-in capital	7,024,136	6,894,823
Deferred compensation	(127,083)	(94,068)
Retained earnings	4,705,962	4,566,157
Accumulated other comprehensive income	4,247	2,197
Treasury stock, at cost; 65,182 and 62,082 shares	(553,713)	(509,156)

Total stockholders’ equity	11,078,402	10,884,721

Total liabilities and stockholders' equity	$14,502,261	$14,092,860

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	For the Three Months Ended
	March 31, 2004	March 31, 2003
Cash flows from operating activities:
Net income	$139,805	$35,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	144,039	137,246
Non-cash restructuring and other special charges	16,129	4,785
Amortization of deferred compensation	13,755	2,547
Provision for doubtful accounts	1,243	5,225
Deferred income taxes, net	5,223	2,139
Tax benefit from stock options exercised	22,194	—
Other	—	(31)
Changes in assets and liabilities:
Accounts and notes receivable	(26,088)	98,431
Inventories	(24,419)	(127,685)
Other assets	7,110	(19,827)
Accounts payable	21,380	20,813
Accrued expenses	(52,477)	(34,187)
Income taxes payable	(3,734)	19,725
Deferred revenue	158,457	67,143
Other liabilities	(52)	(104,729)

Net cash provided by operating activities	422,565	106,778

Cash flows from investing activities:
Additions to property, plant and equipment	(86,182)	(77,005)
Capitalized software development costs	(41,893)	(26,649)
Purchases of short and long-term available for sale securities	(1,835,997)	(1,121,483)
Sales of short and long-term available for sale securities	1,677,654	914,300
Maturities of short and long-term available for sale securities	44,521	15,952
Business acquisition, net of cash acquired	(529,664)	—
Other	(4,337)	—

Net cash used in investing activities	(775,898)	(294,885)

Cash flows from financing activities:
Issuance of common stock	44,906	5,823
Purchase of treasury stock	(44,557)	(730)
Payment of long-term and short-term obligations	(2,951)	(13,442)
Proceeds from long-term and short-term obligations	—	4,609

Net cash used in financing activities	(2,602)	(3,740)

Effect of exchange rate changes on cash	(50)	(466)

Net decrease in cash and cash equivalents	(355,985)	(192,313)
Cash and cash equivalents at beginning of period	1,869,426	1,686,598

Cash and cash equivalents at end of period	$1,513,441	$1,494,285

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2003	Q2 2003	Q3 2003	Q4 2003	2003	Q1 2004
Revenues
Systems	$752,387	$803,814	$801,075	$957,411	$3,314,687	$894,956
Software	298,591	321,249	344,584	444,443	1,408,867	483,640
Services	306,025	328,370	341,113	438,235	1,413,743	473,155
	1,357,003	1,453,433	1,486,772	1,840,089	6,137,297	1,851,751
Other Businesses	27,148	25,867	24,075	22,421	99,511	19,878

Total Consolidated Revenues	$1,384,151	$1,479,300	$1,510,847	$1,862,510	$6,236,808	$1,871,629

Percentage impact to revenue growth rates due to changes in exchange rates from the prior year	2.5%	3.1%	2.9%	5.1%	3.7%	5.9%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2003	Q2 2003	Q3 2003	Q4 2003	2003	Q1 2004
Symmetrix Hardware and Software Revenue (a)	$574,944	$618,297	$624,847	$732,371	$2,550,459	$671,838
CLARiiON Hardware and Software Revenue (a)	217,896	228,324	227,595	269,572	943,387	284,615
Connectivity Revenue (b)	130,290	136,578	136,637	161,478	564,983	143,516
EMC-only Platform Software Revenue (c)	199,791	211,461	228,994	251,452	891,698	251,135
Multi-Platform Software Revenue: (d)	98,800	109,788	115,590	192,991	517,169	232,505

EMC				$127,693		$125,316
Legato				40,409		36,849
Documentum				24,889		37,188
VMware				—		33,152

Total Multi-Platform Software Revenue				$192,991		$232,505

Software Maintenance Revenue:
EMC				$100,383		$100,797
Legato				33,887		42,096
Documentum				4,238		27,563
VMware				—		5,646

Total Software Maintenance Revenue				$138,508		$176,102

Total Software License and Maintenance Revenue				$582,951		$659,742

Legato Software and Services Revenue				$77,299		$83,001

Documentum Software and Services Revenue				$30,731		$81,000

VMware Software and Services Revenue						$39,294

(a)	Includes hardware, hardware upgrades and platform software.
(b)	Includes Connectrix fibre channel switch/director revenues and Celerra file server revenue, exclusive of disk revenue.
(c)	Includes software products whose operation requires the EMC platform operating environments.
(d)	Includes software products whose operation does not require the EMC platform operating environments.

EMC CORPORATION

Supplemental Schedule of Earnings Adjusted to Expense Stock Options

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31, 2004	March 31, 2003
Net income	$139,805	$35,183
Stock option expense	(87,790)	(93,633)

Adjusted net income (loss)	$52,015	$(58,450)

Net income per weighted average share, basic—as reported	$0.06	$0.02

Net income per weighted average share, diluted—as reported	$0.06	$0.02

Adjusted net income (loss) per weighted average share, basic	$0.02	$(0.03)

Adjusted net income (loss) per weighted average share, diluted	$0.02	$(0.03)